Exhibit 4.1

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) is the type that DARIOHEALTH CORP. treats as private or confidential. OMISSIONS ARE DENOTED IN BRACKETS WITH ASTERISKS THROUGHOUT THIS EXHIBIT.

THIS WARRANT AND THE SECURITIES ISSUED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES LAWS.

DARIOHEALTH CORP.

WARRANT

for shares of Common Stock

April 30, 2025

This WARRANT (this “Warrant”) of DarioHealth Corp., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), is being issued pursuant to that certain Credit Agreement, dated of even date herewith (as amended, the “Credit Agreement”), between the Company and Rand Capital Management, LLC (the “Agent”) granting Holder (as defined below) the right to purchase shares of common stock, $0.0001 par value, of the Company (the “Common Stock”) as set forth herein. Defined terms used herein and not otherwise defined shall have the meaning given them in the Credit Agreement.

FOR VALUE RECEIVED, the Company hereby grants to ___________ and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company shares of Common Stock, in the number and at the per share purchase price as calculated herein, subject to the terms, conditions and adjustments set forth below in this Warrant.

1.             Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 1.

1.1           Manner of Exercise.

(a)            This Warrant shall be exercisable on or before April 30, 2032 (the “Expiration Date”), for up to (i) ___________ shares of Common Stock (such shares, the “Warrant Shares”) at an exercise price of $0.8278 (the “Warrant Exercise Price”), and (ii) provided the Holder’s pro rata portion of the Obligations under the Credit Agreement exceed $___________ (the “Maximum Conversion Amount”), ___________ shares of Common Stock (such shares, the “Conversion Shares” and together with the Warrant Shares, the “Shares”) at an exercise price of $0.9933 (the “Conversion Exercise Price”). The Warrant Exercise Price or the Conversion Exercise Price, as appropriate, shall be referred to as the “Applicable Exercise Price.” The date of this Warrant shall be the “Issuance Date” and the 7-year period following such Issuance Date and ending on the Expiration Date shall be the “Exercise Period.” Any portion of this Warrant not exercised within the Exercise Period and before the close of business on the Expiration Date shall be cancelled and not exercisable thereafter. Notwithstanding anything to the contrary contained herein, if the Expiration Date is not a Business Day, the Expiration Date will be the next following Business Day to such date. In addition, this Warrant shall be automatically terminated upon payment by the Company of the COC Prepayment Fee (as defined in the Credit Agreement) to the Agent, for the benefit of the Lenders, prior to the first anniversary of the Issuance Date; provided, however, that Holder may choose to exercise this Warrant for the Conversion Shares prior to or during the notice period for the Change of Control as required under the Credit Agreement.

(b)            This Warrant may only be exercised by the Holder hereof during the Exercise Period, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of the Warrant, during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by delivery to the Company at its office maintained pursuant to Section 7.2(a) hereof, of a written exercise notice in the form attached as Exhibit A (each an “Exercise Notice”) to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Applicable Exercise Price for the number of Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 1.3. The Holder shall not be required to deliver and original of the Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Shares shall have the same effect as cancellation of the original of the Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares.

(c)            Except as provided for in Section 1.1(d) and Section 1.1(e) below, each exercise of this Warrant must be accompanied by payment in full of the aggregate Applicable Exercise Price in cash by check or wire transfer in immediately available funds for the number of Shares being purchased by the Holder upon such exercise.

(d)            The aggregate Warrant Exercise Price for the number of Warrant Shares being purchased may also, in the sole discretion of the Holder, be paid in full or in part on a “cashless basis” at the election of the Holder in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of the exercise equal to the aggregate Warrant Exercise Price of the Warrant Shares being purchased by the Holder.

For purposes of this Warrant, the term “Fair Market Value” means with respect to a particular date, the average closing price of the Common Stock for the ten (10) trading days immediately preceding the applicable exercise herein as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

To illustrate a cashless exercise of this Warrant under Section 1.1(d), the calculation of such exercise shall be as follows:

X = Y (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder (rounded to the nearest whole share).

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value of the Common Stock.

B = the Warrant Exercise Price.

(e)            Notwithstanding anything to the contrary contained herein, the aggregate Conversion Exercise Price for the number of Conversion Shares being purchased may only be paid with respect to any portion of the Conversion Shares being exercised by the Holder’s election to convert up to the Holder’s Maximum Conversion Amount of the Obligations under the Credit Agreement into the Conversion Shares at the Conversion Exercise Price.

(f)             For purposes of Rule 144, it is intended, understood, and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 1.1(d) or Section 1.1(e) above shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood, and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 1.1(d) or Section 1.1(e) above shall be deemed to have commenced on the date this Warrant was issued.

1.2            When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 1.1 and 7 hereof, and the Applicable Exercise Price shall have been paid and, at such time, the Holder in whose name any Shares shall be issuable upon exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Shares purchased upon exercise of this Warrant.

1.3            Delivery of Shares. On or before the first (1st) trading day following the date on which the Company has received the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the aggregate Applicable Exercise Price (or notice of a cashless exercise) on or prior to the second (2nd) trading day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the third (3rd) trading day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the aggregate Exercise Price (or notice of a cashless exercise) on or prior to the second (2nd) trading day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the second (2nd) trading day following the date on which the aggregate Exercise Price (or notice of a cashless exercise) is delivered (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1.1 and the number of Shares represented by this Warrant submitted for exercise is greater than the number of Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) trading days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Shares issuable immediately prior to such exercise under this Warrant, less the number of Shares with respect to which this Warrant is exercised. No fractional Shares are to be issued upon the exercise of this Warrant, but rather the number of Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Shares with respect to an exercise prior to the Holder’s delivery of the aggregate Applicable Exercise Price (or notice of a cashless exercise) with respect to such exercise. The Company may request a certificate from the Holder upon receipt of an Exercise Notice to the effect that the Holder does not beneficially own in excess of the Beneficial Ownership Limitation (as defined below), and the Company shall have the right to rely on such certificate.

1.4           [Reserved].

1.5            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.             Certain Adjustments. For so long as this Warrant is outstanding:

2.1            Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), any tender or exchange offers (a “Tender Offer”), the acquisition of more than 50% of the Company’s shares or voting power by any Person or Persons (a “Majority Transaction”) or any partial or complete liquidation, purchase of all or substantially all of the assets of the Company (“Asset Sale”), then, as a part of such Reorganization, Merger, Tender Offer, Majority Transaction or Asset Sale (each a “Corporate Transaction”), lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Corporate Transaction by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Corporate Transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Corporate Transaction to the end that the provisions of this Warrant (including adjustment of the Applicable Exercise Prices then in effect and the number of Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. In the event that the Company’s stockholders in any such Corporate Transaction have a choice as to the securities, cash or property to be received in any Corporate Transaction, then the Holder will have the same choice upon exercise following such Corporate Transaction. The Company will not permit any Corporate Transaction unless the issuer of any shares of stock or other securities to be received by the Holder, if not the Company, agrees in writing to be bound by and comply with the provisions of this Warrant. The provisions of this Section 2.1 shall similarly apply to successive Corporate Transactions.

2.2           Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities, or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Applicable Exercise Prices shall be appropriately decreased and the number of Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

2.3           Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Applicable Exercise Prices shall be appropriately increased and the number of Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

2.4           Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 2.2 or 2.3 then, in each such case for the purpose of this Section 2.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

3.             No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not at any time, except upon complete dissolution, liquidation or winding-up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrant, unless otherwise required by any applicable federal, state or local law.

4.             Notice as to Adjustments. With respect to each adjustment pursuant to Section 2 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and furnish the Holder with a certificate certified and confirmed by the Secretary or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Applicable Exercise Prices and the number of Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder.

5.            Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Commercial Efforts (as defined in Section 17 hereof) to obtain the requisite shareholder approval necessary to increase the number of authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon proper exercise of this Warrant shall be duly authorized and, when issued and paid for upon proper exercise, shall be validly issued, fully paid and nonassessable.

6.            Restrictions on Transfer.

6.1            Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 7 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 6. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

6.2            Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(i)            If, in the opinion of counsel for the Holder reasonably satisfactory to the Company, the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 6.1 hereof.

(ii)            If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 6.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act; provided, however, that unless required by the Transfer Agent, no opinion shall be required in the event that the Holder transfers the Warrant or any Shares (or any portion thereof) to (A) any Person not involving a change in beneficial ownership, (B) any parent, subsidiary or other Affiliate of the Holder, (C) any Agent or Lender under the Credit Agreement, (D) any lender to the Holder (including any pledge of the Warrant or Shares as collateral and any subsequent exercise of remedies in connection therewith), (E) any Person acquiring all or any substantial portion of Holder’s assets, or (F) any other “accredited investor” as defined in Rule 501 of Regulation D as promulgated under the Securities Act; provided, further, that any such transferee(s) in clauses (A) through (E) is an “accredited investor.”

7.             Ownership, Transfer, Sale, and Substitution of Warrant.

7.1           Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 7.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 6 and 7 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

7.2           Office; Exchange of Warrant.

(a)            The Company will maintain its principal office at the location identified in the Company’s most current filing (as of the date notice is to be given) under the Exchange Act, or as the Company otherwise notifies the Holder.

(b)            The Company shall cause to be kept at its office maintained pursuant to Section 7.2(a) hereof a “Warrant Register” for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)            Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company at its expense will (subject to compliance with Section 6 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Shares).

7.3            Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

7.4            Opinions. In connection with the sale of the Shares by Holder, the Company agrees to cooperate with the Holder, and at the Company’s expense, to have its counsel provide any legal opinions required to remove the restrictive legends from the Shares in connection with a sale, transfer or legend removal request of Holder.

8.             Registration and Listing.

8.1           Definition of Registrable Securities. As used herein, the term “Registrable Securities” means any shares of Common Stock issuable upon the exercise or conversion of this Warrant until the date (if any) on which such shares transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of the shares shall not require registration or qualification under the Securities Act or any similar state law then in force.

8.2           Incidental Registration Rights.

(a)            If the Company, at any time during the Exercise Period, proposes to register any of its securities under the Securities Act (other than in connection with the registration statement the Company is obligated to file with respect to its existing Series D, Series D-1, Series D-2 and Series D-3 Convertible Preferred Stock so long as filed within sixty (60) days from the Issuance Date, or in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall at each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. The holders of Registrable Securities shall exercise the “piggy-back” rights provided herein by giving written notice within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder). Except as set forth in Section 8.2(b), the Company will use its Reasonable Commercial Efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register. The Company will pay all Registration Expenses, as defined in Section 8.5 herein, in connection with each registration of Registrable Securities pursuant to this Section 8.2.

(b)            In the event the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its Reasonable Commercial Efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. If the managing underwriter, in good faith, advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares the Common Stock that the Company desires to sell, taken together with (i) the Other Shares, if any, as to which Registration has been requested, and (ii) the Registrable Securities as to which registration has been requested pursuant to Section 8 hereof, exceeds the maximum number of shares of Common Stock that can be sold without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the “Maximum Number of Shares”), then the Company shall include in any such Registration (A) first, the Common Stock that the Company desires to sell, which can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities, which can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Other Shares which can be sold without exceeding the Maximum Number of Shares.

8.3           Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its Reasonable Commercial Efforts to effect the registration for the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its Reasonable Commercial Efforts to cause such registration statement to become effective;

(b)            notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the earlier of (A) the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, or (B) nine months from the effective date of the registration statement or (C) when such Registrable Securities may be sold pursuant to Rule 144 without restriction by the volume limitations of Rule 144(e); and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)            furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)            use its Reasonable Commercial Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)            notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f)             provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)            make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h)            otherwise use its Reasonable Commercial Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)             in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its Reasonable Commercial Efforts promptly to obtain the withdrawal of such order; and

(j)            if the offering is underwritten, use its Reasonable Commercial Efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

8.4            Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock. The Company shall at all times comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Nasdaq Capital Market (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

8.5            Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8. For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities; provided however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (and such expenses shall be borne by the Company): (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees, or (iii) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.6           Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing, including, but not limited to, a completed and executed questionnaire requesting information customarily sought of selling security holders, to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. The Holder agrees to suspend all sales of Registrable Securities pursuant to a registration statement filed under Section 8.2 in the event the Company notifies Holder pursuant to Section 8.3(e) that the prospectus relating thereto is no longer current and will not resume sales under such registration statement until advised by the Company that the prospectus has been appropriately supplemented or amended.

8.7           Effectiveness Period. The Company shall use its Reasonable Commercial Efforts to keep each registration statement contemplated hereunder continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such registration statement have been sold, or (ii) all Registrable Securities covered by such registration statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected holders of Registrable Securities.

(a)            Cutback. Notwithstanding any other provision of this Warrant, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced pro rata based upon the total number of Registrable Securities and other registrable securities requested to be included in the Registration Statement.

(b)            In the event of a cutback hereunder, the Company shall give the Holder at least five (5) trading days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its Reasonably Commercial Efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended. For purposes of this Warrant, “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

9.             Indemnification.

9.1           Indemnification by the Company. In the event of any piggyback registration of any Registrable Securities under the Securities Act, and in connection with any registration statement or any other disclosure document pursuant to which securities of the Company are sold, the Company will, and hereby does, jointly and severally, indemnify and hold harmless the Holder, its directors, officers, fiduciaries, and agents (each, a “Covered Person”) against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, provided, however, the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding has arisen out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement, any document incorporated by reference or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.

9.2           Indemnification by the Holder. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all losses claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in a selling stockholder questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such prospectus or in any amendment or supplement thereto.

10.           Rights or Liabilities as Stockholder. Except with respect to any Shares that have been issued upon exercise of this Warrant, no Holder shall be entitled to vote or be deemed the holder of any equity securities which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise). Notwithstanding the above, so long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (i) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable, and (ii) within 45 days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements and within 90 days after the end of each fiscal year, the Company’s annual, audited financial statements; provided, however, that with regard to annual meeting proxy statements and clause (ii) of this Section 10, it is understood and agreed that there shall be no such delivery requirement with respect to any such proxy statements or financial statements if such documents are available on EDGAR.

11.           Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, at the address of the holder in the Warrant Register maintained pursuant to Section 7 hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 7.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 1 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail, or (v) if sent by email, the date of transmission if such notice or communication is delivered via email at the email address specified in the Credit Agreement prior to 5:00 p.m. (prevailing Central time) on a Business Day, or the next Business Day after the date of transmission if such notice or communication is delivered via email at the email address specified in the Credit Agreement on a day that is not a Business Day or later than 5:00 p.m. (prevailing Central time) on a Business Day.

12.           Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other than that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13.           Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14.           Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the courts of the state of New York and of the United States District Court for the state of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by any manner permitted by law.

15.           Section Headings. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

16.           Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

17.           Reasonable Commercial Efforts. When used herein, the term “Reasonable Commercial Efforts” means, with respect to the applicable obligation of the Company, reasonable commercial efforts for similarly situated, publicly traded companies.

18.           Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

18.1          Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

18.2         Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, have not been registered under the Securities Act, nor qualified under applicable state securities laws.

18.3         Rule 144. It acknowledges that this Warrant and the Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

18.4         Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

18.5         Accredited Investor. At the time it was offered this Warrant, it was, as of the date hereof, and when this Warrant is exercised, it is and shall be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

18.6         General Solicitation. It is not purchasing this Warrant as a result of any advertisement, article, notice or other communication regarding this Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

19.           Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

19.1         Corporate Power. Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

19.2         Authorization. All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken. This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms.

19.3         Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 18 hereof, the offer, issuance and sale of this Warrant is, and the Common Stock issuable upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

19.4         Listing; Stock Issuance. Company shall use its best efforts to secure and maintain the listing of the Common Stock or other securities issuable upon exercise of this Warrant, upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by Company are listed, if any. Upon exercise of this Warrant, Company will use commercially reasonable efforts to cause the issuance of the shares of Common Stock purchased pursuant to the exercise to be issued in book-entry form in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

19.5         Charter Documents. The Company’s filings with the Securities and Exchange Commission contain true and complete copies of Company’s Charter, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

19.6         Rule 144 Compliance. Company shall, at all times prior to the earliest to occur of (x) the date of sale or other disposition by Holder of this Warrant or all shares of Common Stock issuable upon exercise of this Warrant, or (y) the expiration or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use all commercially reasonable efforts to keep adequate public information available, as required by clause (c) of Rule 144, timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit Holder to sell or otherwise dispose of this Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144 promulgated under the Act as amended and in effect from time to time. If Holder proposes to sell Common Stock issuable upon the exercise of this Warrant in compliance with Rule 144, then, upon Holder’s written request to the Company, Company shall furnish to the Holder, within five (5) business days after receipt of such request, a written statement confirming Company’s compliance with the filing and other requirements of such rule, a copy of the most recent annual or quarterly report of the Company, and such other reports as Holder may reasonably request in connection with the sale of Common Stock without registration.

20.           Counterparts; Facsimile; Electronic Signatures. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. Holder’s execution and delivery of Holder’s counterpart signature page to this Warrant via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute Holder’s effective execution and delivery of this Warrant and agreement to and acceptance of the terms hereof for all purposes. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 2 or the enforcement of the terms hereof. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Warrant be required for any exercise of Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to by physically surrendered at the time of any exercise hereof.

21.           Survival of Certain Obligations. All of the obligations of Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of and be binding upon the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights. The rights and obligations of the Company and the Holder (or holder of Shares issued upon exercise hereof) contained in Sections 6 through 22 herein shall survive the exercise of this Warrant.

22.           Provisions for the Benefit of the Lenders. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Holder (or its Affiliates) in its capacity as a lender to the Company or any of the Company’s subsidiaries pursuant to the Credit Agreement, or any other agreements or instruments entered into in connection therewith. Without limiting the generality of the foregoing, Holder (and/or its Affiliates) in exercising its rights as Agent or lender will not have any duty to consider (a) its status as a direct or indirect stockholder of the Company and the Company’s subsidiaries, (b) the direct or indirect ownership of the Shares, or (c) any duty it may have to any other direct or indirect stockholder of the Company and the Company’s subsidiaries, except as may be required under the applicable loan documents.

(Signature on Following Page)

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed effective as of the date first above written.

DARIOHEALTH CORP.

By:
Name:
Title:

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed effective as of the date first above written.

HOLDER:

By:
Name:
Title:

Notice address for Holder:

c/o Callodine Commercial Finance
[*]
Attn: [*]
Email: [*]

With a copy to:

Holland & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attention: Ryan Magee
Email: Ryan.Magee@hklaw.com

[Signature Page to Warrant]

EXHIBIT A FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To DARIOHEALTH CORP.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 1.1 of the Warrant with respect to [_____] [Warrant/Conversion] Shares, at an exercise price of $_____ per share, and requests that the certificates for such [Warrant/Conversion] Shares be issued in the name of and delivered to:

The undersigned is hereby making payment for the [Warrant/Conversion] Shares in the following manner:

[check one]

♦ by cash in accordance with Section 1.1(c) of the Warrant;

♦ via cashless exercise in accordance with Section 1.1(d) of the Warrant in the following manner:

♦ by conversion of Obligations under the Credit Agreement in accordance with Section 1.1(e) of the Warrant in the following manner:

Dated:

Print or Type Name

(Signature)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT B FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto______________________ [include name and addresses] the rights represented by the Warrant to purchase________ shares of Common Stock of DARIOHEALTH CORP. to which the Warrant relates, and appoints________ Attorney to make such transfer on the books of DARIOHEALTH CORP. maintained for the purpose, with full power of substitution in the premises.

Dated:
(Signature)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of: